                                                           Exhibit No. EX-99.h.4
                           Form of Investment Advisory Expense Limitation Letter

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

March 29, 2006

Delaware Group Global & International Funds
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Advisor"),  agrees that in order to improve the performance  of the Delaware  Global  Value Fund and the Delaware  International
Value  Equity Fund  (together,  the  "Funds"),  which are series of the Delaware
Group Global & International  Funds, the Advisor shall waive all or a portion of its investment advisory fees and/or reimburse expenses (excluding any Rule 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain  insurance costs and extraordinary expenses) in an aggregate amount equal to the amount by which each
Fund's total  operating  expenses  (excluding  any 12b-1 plan  expenses,  taxes, interest,  brokerage fees,  certain insurance costs and extraordinary  expenses)
exceed the following  total operating  expense ratios  (excluding any Rule 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain  insurance costs and extraordinary expenses) for the periods described below:

------------------------------- --------------------- -------------------------
Fund                                Expense Cap           Effective Dates
------------------------------- --------------------- -------------------------
Delaware Global Value Fund             1.20%              3/30/06-3/31/07
------------------------------- --------------------- -------------------------
Delaware International Value
Equity Fund                            1.10%               5/1/06-4/30/07
------------------------------- --------------------- -------------------------

     The Advisor  acknowledges  that it (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                Delaware Management Company, a series of
                                Delaware Management Business Trust

                                By: _________________________
                                    Name:
                                    Title:
                                    Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Global & International Funds

By: _________________________
    Name:
    Title:
    Date: